                                                               EXHIBIT (j)(2)(a)
                           SUBCUSTODIAN AGREEMENT
                                    WITH
                             TEXAS COMMERCE BANK


         The undersigned custodian (the "Custodian") for the funds listed on Schedule A hereto (the "Funds"), each an open-end investment company registered under the Investment Company Act of 1940 (the "1940 Act"), hereby appoints Texas Commerce Bank National Association as subcustodian (the "Subcustodian") for each of the Funds and their respective series, if any, and the Subcustodian hereby accepts such appointment on the following terms and conditions as of the date set forth below and along with A I M Fund Services, Inc. ("AFS"), transfer agent for the Funds, agree as follows:

         1. Qualification. The Custodian and the Subcustodian each represent to the other and to the Funds that it is qualified to act as custodian for a registered investment company under the 1940 Act, and the Custodian represents to the Subcustodian that it is the duly appointed, qualified and acting Custodian of the Funds, with all necessary power and authority to enter into this Agreement.

         2. Subcustody. The Subcustodian shall maintain custodian accounts for the Funds ("Subscription Accounts"). Checks issued in payment for purchases of the Funds' shares ("Subscription Checks") shall be deposited by AFS with the Subcustodian and AFS shall instruct Subcustodian into which Subscription Account to deposit such checks. The Subcustodian shall debit AFS account no. 100366815 (the "Bounced Check Account") for the aggregate amount of all Subscription Checks returned to the Subcustodian for non-payment ("Return Items"), informing AFS daily of any returned Subscription Checks. In the event that the available funds in the Bounced Check Account are insufficient to cover the amount of the Return Items, Subcustodian shall promptly notify Transfer Agent in writing of the amount of such insufficiency. Upon receipt of such written notice, Transfer Agent agrees to remit to Subcustodian the full amount of such insufficiency.

         Each business day AFS shall provide instructions to the Subcustodian to wire transfer certain funds to Boston Safe Deposit & Trust Company and other entities that AFS may specify from time to time, which shall deposit the proceeds of such wire transfers from the Subcustodian into the Settlement Account at Boston Safe Deposit & Trust Company. The Subcustodian agrees that it will comply with the instructions of AFS so long as the instructions do not require the transfer of funds in an amount in excess of the aggregate of the ledger balances in the Subscription Accounts in question and the Subcustodian is not prohibited from making the transfer by applicable law or regulation. Boston Safe Deposit & Trust Company will net the Subscription Check proceeds with the redemption proceeds and the net amount will be wired to the Settlement Account at the Custodian. The Funds will compensate the Subcustodian for (i) service fees charged by the Subcustodian for processing Subscription Checks as set forth on Schedule 1 to this Agreement (these amounts will be paid monthly and computed based on overall account relationship), (ii) other miscellaneous fees as described in Schedule 1 and (iii) Return Items not paid by the Transfer Agent within five (5) days following a payment by Subcustodian pursuant to paragraph 2 hereof.

         3. Instructions; Other Communications. Any one officer or other authorized representative of AFS designated as hereinafter provided as an officer or other authorized representative of AFS authorized to give instructions to the Subcustodian with respect to the Funds' assets held in the Subscription Accounts (an "Authorized Officer"), shall be authorized to instruct the Subcustodian as to the deposit, withdrawal or any other action with respect to the Funds' assets from time to time by telephone, or in writing signed by such Authorized Officer and delivered by telecopy, tested telex, tested computer printout or such other reasonable methods as AFS and Subcustodian shall agree upon; provided, however, the Subcustodian is authorized to accept and act upon instructions from AFS, whether orally, by telephone or otherwise, which it reasonably believes to be given by an Authorized Officer. The Subcustodian may require that any instructions given orally or by telecommunications be promptly confirmed in writing.

         The Authorized Officers shall be as set forth on Schedule 2 attached hereto or as otherwise from time to time certified in writing by AFS to the Subcustodian signed by the President or any Vice President and any Assistant Vice President, Assistant Secretary or Assistant Treasurer of AFS. In addition to a written list of authorized officers, AFS will provide Subcustodian with additional information and signature cards as reasonably requested by Subcustodian relating to the Authorized Officers. The Subcustodian shall furnish to AFS (i) prompt telephonic and written notice of Return Items, (ii) monthly reports on activity in each of the Subscription Accounts mailed within five (5) days after the end of each calendar month and (iii) a daily statement of activity in each of the Subscription Accounts, which will be made available via the MicroLink balance reporting service. AFS will furnish a copy of the information provided by Subcustodian to (i) each Fund, and (ii) the Custodian (as to the Custodian, only items (ii) and (iii) above are required).

         4. Fees. The service fees charged by the Subcustodian under the Agreement are as set forth in Schedule 1 attached hereto. Schedule 1 may be amended by the parties in writing provided written notice is furnished to the Funds thirty (30) days in advance of any increase in fees.

         5. Liabilities. (i) The Subcustodian shall be indemnified and held harmless by AFS and the Funds and not be liable for any action taken or omitted to be taken by it in good faith or for any mistake of law or fact, or for anything Subcustodian may do or refrain from doing in connection with or as required by this Agreement, except for failure to exercise ordinary care or act in good faith. Except as otherwise set forth herein, the Subcustodian shall have no responsibility with respect to Fund assets. The Subcustodian shall, for the benefit of the Custodian, AFS and the Funds, use the same care with respect to the handling of the Funds' assets in the Subscription Accounts as it uses with respect to its own assets similarly held. The Subcustodian shall have no responsibility with respect to any monies or any wire transfer, checks or other instruments for the payment of money unless and until actually received or secured by wire transfer by the Subcustodian. IN NO EVENT WILL THE SUBCUSTODIAN BE LIABLE TO THE CUSTODIAN, AFS OR THE FUNDS FOR ANY INDIRECT DAMAGES, LOST PROFITS, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES WHICH ARISE OUT OF OR IN CONNECTION WITH THE SERVICES CONTEMPLATED HEREIN.

         (ii) The Subcustodian shall indemnify, defend and save harmless the Custodian, AFS and each Fund from and against all loss, liability, claims and demands incurred by the Custodian, AFS or the Funds and any related out-of-pocket expenses, arising directly from the Subcustodian's bad faith, willful malfeasance or negligence in connection with its obligations under this Agreement and the Investment Company Act of 1940, as amended.

         (iii) The Custodian agrees to indemnify and hold the Subcustodian harmless from and against any and all loss, liability, claims and demands incurred by Subcustodian in connection with the performance by the Subcustodian in good faith of any activity under this Agreement pursuant to instructions of the Custodian.

         (iv) It is understood and stipulated that neither the shareholders of any Fund nor the members of the Board of such Fund shall be personally liable hereunder.

         6. Termination. Each party may terminate this Agreement at any time by not less than thirty (30) days prior written notice which shall specify the date of such termination; provided, however, that the Custodian may immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Subcustodian by the Federal Deposit Insurance Corporation or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Subcustodian shall promptly make delivery of all assets of the Funds held in the Subscription Accounts to the Custodian or any third party, qualified to act as a custodian pursuant to the rules and regulations of the Investment Company Act of 1940, as amended, specified by the Custodian in writing. If any Subscription Checks are subsequently returned unpaid, the Funds shall direct AFS to pay the Subcustodian the amount thereof on behalf of the Funds promptly upon demand. All indemnities provided pursuant to this Agreement shall survive the termination of this Agreement.

         7. Communications. All communications required or permitted to be given under this Agreement shall be in writing (including telex, telegraph or telefax, facsimile or similar electronic transmittal device) and shall be deemed given (a) upon delivery in person to the persons indicated below, or (b) three days after deposit in the United States postal service, postage prepaid, registered or certified mail, return receipt requested, or (c) upon receipt by facsimile (provided that receipt of such facsimile is confirmed telephonically by the addressee) or (d) by overnight delivery service (with receipt of delivery) sent to the address shown below, or to such different address(es) as such party shall designate by written notice to the other parties hereto at least ten days in advance of the date on which such change of address shall be effective. All communications required or permitted to be given under this Agreement shall be addressed as follows:

         (i)  to the Subcustodian:   Texas Commerce Bank National Association

                                     P.O. Box 2558
                                     Houston, Texas  77252-8084
                                     Attn:  Kathy Wallace

         (ii)  to the Custodian:     State Street Bank and Trust Company
                                     Mutual Fund Services
                                     Boston, Massachusetts 02105
                                     Attn:  AIM Funds

         (iii)  to the Transfer Agent:     A I M Fund Services, Inc.
                                           11 Greenway Plaza
                                           Suite 1919
                                           Houston, Texas 77046
                                           Attn:  Robert Frazer

         8. Records. The books and records pertaining to the Subscription Accounts which are in the possession of the Subcustodian shall be preserved by the Subcustodian for six years, the first two years of which the books and records shall be maintained by the Subcustodian in an easily accessible place. The Subcustodian will not refuse any reasonable request for inspection and audit of its books and records concerning transactions and balances of the Subscription Accounts by an agent of any Fund, AFS or the Custodian.

         9. Cooperation. The Subcustodian shall cooperate with each Fund and the Custodian and their respective independent public accountants in connection with annual and other audits of the books and records of the Custodian or the Funds and shall take all reasonable actions to assure that such information is made available to such accountants for the expression of their opinion.

         10. Terms and Conditions of Deposit Accounts. The handling of the Subscription Accounts and the Bounced Check Account and all other accounts maintained with the Subcustodian in connection with or relating to this Agreement will be subject to the Subcustodian's Terms and Conditions of Deposit Accounts, and any and all rules or regulations now or hereafter promulgated by the Subcustodian which relate to such accounts, and the Uniform Commercial Code as adopted in the State of Texas (except in the event any of the same are contrary to the specific provisions hereof). In the event of any specific conflict between the provisions hereof and the provisions of any of the foregoing, the provisions of this Agreement shall control.

         11. Miscellaneous. This Agreement shall be (i) governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law rules, (ii) may be executed in counterparts each of which shall be deemed an original but all of which shall constitute the same instrument, and (iii) may only be amended by the parties hereto in writing.

         12. Signature Authority. Each of the undersigned represents and warrants that he/she has the requisite authority to execute this Agreement on behalf of the party for whom the undersigned signs; that all necessary action has been taken to authorize this Agreement; that this Agreement, upon execution and delivery, shall be a binding obligation of such party.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed this 9th day of September, 1994.

                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION
                                        (as Subcustodian)

                                        By: /s/ KATHY WALLACE
                                            ----------------------------------

                                        Title:  Financial Services Officer
                                               -------------------------------


                                        STATE STREET BANK AND TRUST COMPANY
                                        (as Custodian)

                                        By: /s/ N. GRADY
                                            ----------------------------------

                                        Title:  Vice President
                                               -------------------------------


                                        A I M FUND SERVICES, INC.
                                        (as Transfer Agent)

                                        By: /s/ Illegible
                                            ----------------------------------

                                        Title:  Senior Vice President
                                               -------------------------------


         Each of the Funds hereby consents and agrees to the terms of the foregoing Subcustodian Agreement; provided, however, that the same shall not relieve the Custodian of any of its responsibilities to the Fund as set forth in the Custodian Agreements between the Funds and the Custodian.

                                        EACH OF THE FUNDS LISTED ON
                                        SCHEDULE A HERETO

                                        By:  /s/ Illegible
                                            ----------------------------------

                                        Title:  Senior Vice President &
                                                Treasurer
                                                ------------------------------

                                   SCHEDULE A
                         (as revised February 15, 2001)


AIM Advisor Funds -- AIM Advisor Flex Fund
AIM Advisor Funds -- AIM Advisor International Value Fund
AIM Advisor Funds -- AIM Advisor Real Estate Fund

AIM Equity Funds -- AIM Aggressive Growth Fund
AIM Equity Funds -- AIM Blue Chip Fund
AIM Equity Funds -- AIM Capital Development Fund
AIM Equity Funds -- AIM Charter Fund
AIM Equity Funds -- AIM Constellation Fund
AIM Equity Funds -- AIM Dent Demographic Trends Fund
AIM Equity Funds -- AIM Emerging Growth Fund
AIM Equity Funds -- AIM Large Cap Basic Value Fund
AIM Equity Funds -- AIM Large Cap Growth Fund
AIM Equity Funds -- AIM Mid Cap Growth Fund
AIM Equity Funds -- AIM Weingarten Fund

AIM Floating Rate Fund

AIM Funds Group -- AIM Balanced Fund
AIM Funds Group -- AIM European Small Company Fund
AIM Funds Group -- AIM Global Utilities Fund
AIM Funds Group -- AIM International Emerging Growth Fund
AIM Funds Group -- AIM New Technology Fund
AIM Funds Group -- AIM Select Growth Fund
AIM Funds Group -- AIM Small Cap Equity Fund
AIM Funds Group -- AIM Value Fund
AIM Funds Group -- AIM Value Fund II
AIM Funds Group -- AIM Worldwide Spectrum Fund

AIM Growth Series -- AIM Basic Value Fund
AIM Growth Series -- AIM Euroland Growth Fund
AIM Growth Series -- AIM Japan Growth Fund
AIM Growth Series -- AIM Mid Cap Equity Fund
AIM Growth Series -- AIM Small Cap Growth Fund

AIM International Funds, Inc. -- AIM Asian Growth Fund
AIM International Funds, Inc. -- AIM European Development Fund
AIM International Funds, Inc. -- AIM Global Aggressive Growth Fund AIM International Funds, Inc. -- AIM Global Growth Fund
AIM International Funds, Inc. -- AIM Global Income Fund
AIM International Funds, Inc. -- AIM International Equity Fund

AIM Investment Funds -- AIM Developing Markets Fund
AIM Investment Funds -- AIM Global Consumer Products and Services Fund AIM Investment Funds -- AIM Global Financial Services Fund
AIM Investment Funds -- AIM Global Health Care Fund
AIM Investment Funds -- AIM Global Infrastructure Fund
AIM Investment Funds -- AIM Global Resources Fund
AIM Investment Funds -- AIM Global Telecommunications and Technology Fund AIM Investment Funds -- AIM Latin American Growth Fund
AIM Investment Funds -- AIM Strategic Income Fund

AIM Investment Securities Funds -- AIM High Yield Fund
AIM Investment Securities Funds -- AIM High Yield Fund II
AIM Investment Securities Funds -- AIM Income Fund
AIM Investment Securities Funds -- AIM Intermediate Government Fund

AIM Series Trust -- AIM Global Trends Fund

AIM Special Opportunities Funds -- AIM Large Cap Opportunities Fund AIM Special Opportunities Funds -- AIM Mid Cap Opportunities Fund
AIM Special Opportunities Funds -- AIM Small Cap Opportunities Fund

AIM Summit Fund

AIM Variable Insurance Funds -- AIM V.I. Aggressive Growth Fund
AIM Variable Insurance Funds -- AIM V.I. Balanced Fund
AIM Variable Insurance Funds -- AIM V.I. Blue Chip Fund
AIM Variable Insurance Funds -- AIM V.I. Capital Appreciation Fund
AIM Variable Insurance Funds -- AIM V.I. Capital Development Fund
AIM Variable Insurance Funds -- AIM V.I. Dent Demographic Trends Fund
AIM Variable Insurance Funds -- AIM V.I. Diversified Income Fund
AIM Variable Insurance Funds -- AIM V.I. Global Utilities Fund
AIM Variable Insurance Funds -- AIM V.I. Government Securities Fund
AIM Variable Insurance Funds -- AIM V.I. Growth and Income Fund
AIM Variable Insurance Funds -- AIM V.I. Growth Fund
AIM Variable Insurance Funds -- AIM V.I. High Yield Fund
AIM Variable Insurance Funds -- AIM V.I. International Equity Fund
AIM Variable Insurance Funds -- AIM V.I. Telecommunications and Technology Fund AIM Variable Insurance Funds -- AIM V.I. Value Fund

                                                                     Schedule 1

TCB-HOUSTON
                                           PRICES ARE GUARANTEED FOR 90 DAYS FROM: 6/09/94
PRO-FORMA ACCOUNT ANALYSIS STATEMENT

AIM FUNDS SERVICES, INC.                     ANALYSIS             PERIOD                 PAGE
                                              LEVEL               ENDING                  NO.
                                          ACCOUNT DETAIL         04/30/94               1 OF 1
                                         CHECK PROCESSING

                                            EARNINGS                  RESERVE                BALANCE
AVERAGE DEMAND BALANCES THIS PERIOD          CREDIT                 REQUIREMENT             MULTIPLIER
-----------------------------------         --------                -----------             ---------
LEDGER BALANCE                  $0.00        3.55%                    10.00%                  362.72
LESS UNCOLLECTED FUNDS          $0.00
                                -----
COLLECTED BALANCE               $0.00
LESS INTEREST BEARING BALANCE   $0.00
                                -----
NET COLLECTED BALANCE           $0.00
LESS RESERVE REQUIREMENT        $0.00
                                -----
NET AVAILABLE BALANCE           $0.00

                                                WEIGHTED
        SERVICES RENDERED                      UNIT PRICE          ACTIVITY          TOTAL PRICE          BALANCE EQUIVALENT
        -----------------                      ----------          --------          -----------          ------------------
AUTOMATED CLEARING HOUSE
  Night Cycle CR/DE - One Day                     0.0750              2,200          $   165.00             $   56,568.80
  Day Cycle CR/DE - Two Day                       0.0750             26,000          $ 1,950.00             $  668,304.00
  ACI Data Transmission                          10.0000                  1          $    10.00             $    3,427.20
  Monthly Maintenance - TexID/Acct               50.0000                  1          $    30.00             $   17,136.00
  Return Items                                    2.5000                137          $   342.50             $  117,381.60
CUSTOMER ACCOUNTING
  Account Maintenance                            20.0000                  9          $    180.00            $   61,689.60
  Return Items - Received                         2.5000                246          $    615.00            $  210,772.80
  Return Items - Receivers                        1.5000                492          $    738.00            $  252,927.36
  FDIC Assessment $.16/$1000 Ledger             469.3300                  1          $    469.33            $  160,848.78
  Customer Research - per copy                    2.0000                  1          $      2.00            $      685.44
ITEM PROCESSING
  Tier I/Local City                               0.0300                560          $     16.80            $    5,757.70
  Tier II/Local RCPC                              0.0450                124          $      5.58            $    1,912.38
  Tier III/Texas Fed Cities                       0.0550                628          $     34.54            $   11,837.55
  Tier IV/Other Texas                             0.0600              1,118          $     67.08            $   22,989.66
  Tier V/Other Transit                            0.0600             34,050          $  2,043.00            $  700,176.96
NICROLINE
  APC Transactions                                0.1000              2,200          $    220.00            $   75,398.40
  APC Maintenance w/ Cash Manager                25.0000                  1          $     25.00            $    8,568.00
  Cash Manager Software Maintenance              35.0000                  1          $     35.00            $   11,995.20
  Bank Account - TCB                             20.5500                  9          $    184.95            $   65,386.06
  Bank Account - Other Banks                     28.3300                 15          $    424.95            $  145,638.86
  Previous Day Items                              0.1500             26,039          $  3,905.85            $1,338,612.91
TEX-COM
  TX Corp. DX TCB Accounts                       25.5600                  9          $    230.04            $   78,839.31
  TX Corp. DX TCB Accts D8/CR Items               0.2000              3,039          $    607.80            $  208,305.22
WIRE TRANSFER
  Incoming transfer - Autopost                    4.5000                660          $  2,970.00            $1,017,878.40
  Account Maintenance                             5.0000                  1          $      5.00            $    1,713.60
  IDA Repetitive - Outgoing                      6.0000                 22          $    132.00            $   45,239.04

                                TOTALS BEFORE RESERVES                               $ 15,429.42            $5,287,970.82

                                                                        SUMMARY ANALYSIS

                                                        NET AVAILABLE BALANCE                                      $0.00
                                                        LESS BALANCES REQUIRED TO SUPPORT SERVICES         $5,250,970.82
                                                                                                           -------------
                                                        BALANCES AVAILABLE FOR OTHER SERVICES             ($5,287,970.82)

                                                        COLLECTED BALANCE REQUIRED                          $5,875,523.14
                                                                   OR
                                                        FEES DUE FOR COLLECTED BALANCE DEFICIENCY              $17,143.80

Average Demand Balances This Period
-----------------------------------

        -- Ledger Balance -- The average gross balance that includes all collected and uncollected funds. It is the sum of each day's ending ledger inclusive of aggregate adjustments divided by the number of days in the reporting month.

        -- Less Funds in Process of Collection -- The average float incurred for the reporting month calculated by subtracting average collected balance from the average ledger balance.

        -- Collected Balance -- The sum of each day's ending collected balance inclusive of aggregate adjustments divided by the number of days in the reporting month.

        -- Less Interest Bearing Balance -- The average collected balance maintained in interest bearing accounts.

        -- Net Collected Balance -- Collected balance minus interest bearing balance.

        -- Less Reserve Requirement -- The amount of every dollar of collected balances that must be held in reserve. Net collected balance multiplied by the reserve requirement rate.

        -- Net Available Balance -- The balance available to apply towards compensation for services rendered. Net collected balance minus the reserve requirement.

Earnings Credit -- This percent approximates the value of the alternative use of cash in short term investment. The rate is adjusted monthly to reflect market trends during the period.

Reserve Requirement -- This percentage is determined by state or federal regulations. This percentage of every dollar of collected balances must be held in reserve by the bank.

Balance Multiplier -- This shows the available balances required to compensate for $1.00 of service activity for one month. It is calculated by applying the earnings credit rate to $1.00 of services as follows:

                $1.00                    Days in the Year
                ----------------   X     -------------------
                Earnings Credit          Days in the Month

Services Rendered -- The description of services provided during the reporting month.

Weighted Unit Price -- Total price divided by total activity.

Activity -- The total number of units rendered for each service.

Total Price -- The unit price multiplied by the activity.

Balance Equivalent -- The available balances required to compensate for services rendered. Total price multiplied by the balance multiplier.

Summary Analysis

        -- Balance Available for Other Services -- this represents the difference between the net available balance and the balances required to support services rendered.

        -- Collected Balance Equivalent -- This represents the collected balances equivalent that is available to support additional services. The formula for calculation is:

                        Balances Available For Other Services
                        -------------------------------------
                                1-Reserve Requirement

        -- Collected Balances Required -- This represents the collected balance required to compensate for a current month deficient available balance. The formula for calculation is:

                        Balances Available For Other Services
                        -------------------------------------
                                1-Reserve Requirement

        -- Fees Due for Collected Balance Deficiency -- The amount due in fees for a collected balance deficiency. The formula for calculation is:

                        Collected Balance Required
                        --------------------------
                            Balance Multiplier

June 2, 1994

                       PRO-FORMA ACCOUNT ANALYSIS ADDENDA             Page 1
                            AIM Fund Services, Inc.

BANK/PRODUCT/ACTIVITY                        UNIT PRICE              MINIMUM
---------------------                        ----------              -------

TCB-Houston
    MICROLINK
        Cash Manager Software Setup           $325.00                  0.00
        Automated Payments and
          Collections (APC) Software
          and Setup                           $225.00                  0.00
    ACH Transmission Setup                    $200.00                  0.00

                                                                      SCHEDULE 2

                              AUTHORIZED OFFICERS
                              -------------------

Jack Caldwell                                      President
Ira Cohen                                          Vice President
Mary Corcoran                                      Vice President
Sidney M. Dilgren                                  Vice President
Robert A. Frazer                                   Assistant Vice President
Mary Gentempo                                      Vice President
Richard Snyder                                     Senior Vice President



                           AUTHORIZED REPRESENTATIVES
                           --------------------------

Torri Evans
Debi Folse
Ann Marie Mahoney
Tim McDonough
Robert Thompson